UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  May 25, 2012

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA  91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. — Material Definitive Agreements

On May 30, 2012, LTC Properties, Inc. (“LTC”) announced that it had signed an amendment (“the Amendment”) to its unsecured credit agreement (“the Credit Agreement”), dated May 25, 2012.  The Amendment increases the aggregate commitment of the lenders to $240 million and provides for the opportunity to increase the credit amount up to a total of $350 million.  The Amendment extends the maturity of the Credit Agreement to May 25, 2016 and provides for a one-year extension option at LTC’s discretion, subject to customary conditions.  The Amendment reduces the pricing grid by 25 basis points for amounts drawn under the Credit Agreement and reduces the commitment fee by 10 basis points.  Based on LTC’s current leverage ratios, the Amendment provides for interest annually at LIBOR plus 125 basis points and an unused commitment fee of 25 basis points.  The Amendment also clarifies certain definitions and covenants in the Credit Agreement and increased LTC’s permitted investments in assets under development from 15% to 20% of total asset value and increases the aggregate permitted investments in joint ventures, assets under development, redevelopment assets and certain other assets to 25% of total asset value.  As of May 30, 2012, LTC had $66.0 million outstanding under the unsecured revolving credit facility.

The following banks are participants in the Credit Agreement: Bank of Montreal, Chicago Branch as Administrative Agent, BMO Capital Markets, as Co-Lead Arranger and Joint Book Runner, Key Bank National Association, as Syndication Agent, KeyBanc Capital Markets, Inc. as Co-Lead Arranger and Joint Book Runner, Royal Bank of Canada as Co-Documentation Agent, and Wells Fargo Bank, National Association as Co-Documentation Agent.

On May 25, 2012 LTC also amended its note purchase and private shelf agreement with Prudential Investment Management, Inc. (“Prudential”) to conform certain definitions, covenants and permitted investment amounts to the unsecured credit agreement amendment.  The note purchase and private shelf agreement provides for the issuance of up to an aggregate of $100 million senior unsecured promissory notes to Prudential and one or more of its affiliates and managed accounts, in addition to $100 million of previously issued senior unsecured promissory notes outstanding to Prudential and certain of its affiliates and managed accounts.  Any notes sold by LTC to Prudential under the agreement will be in amounts at fixed interest rates and have maturity dates (each note to have a final maturity not greater than 10 years and an average life not greater than 8 years from the date of issuance) subject to agreement by LTC and Prudential.

Item 7.01. Regulation FD Disclosure

On May 30, 2012, the Company issued a press release announcing that it had entered into the Amendment described in Item 1.01 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(d) Exhibits.

10.1

First Amendment to Credit Agreement dated as of May 25, 2012 among LTC Properties, Inc. and the Guarantors party thereto and Bank of Montreal, Chicago Branch as Administrative Agent, BMO Capital Markets, as Co-Lead Arranger and Joint Book Runner, and Key Bank National Association, as Syndication Agent, and KeyBanc Capital Markets, Inc., as Co-Lead Arranger and Joint Book Runner.

10.2	Amendment to Amended and Restated Note Purchase and Private Shelf Agreement dated May 25, 2012.

99.1	Press Release issued May 30, 2012.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: May 30, 2012	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
CEO & President